                            press information

MOOGINC., EAST AURORA, NEW YORK 14052 TEL-716/652-2000 FAX -716/687-4457

release date	Immediate	contact	Ann Marie Luhr
	May 1, 2015		716-687-4225

MOOG REPORTS SECOND QUARTER EARNINGS

East Aurora, NY - Moog Inc. (NYSE: MOG.A and MOG.B) today announced second quarter net earnings of $32 million and earnings per share of $.80, a 2% decrease from last year. Adjusted EPS of $.96 was up 17%. Total sales of $637 million were also down 2% from a year ago.

The results for the quarter included a non-cash charge of $8 million related to an accounting correction in the Space and Defense segment and a non-cash charge of $1 million on the sale of two small operations in the Medical Devices segment.

Aircraft segment sales in the quarter were $274 million, unchanged from a year ago. Commercial Aircraft sales were 5% higher, at $140 million, with commercial OEM sales, up 12% to $111 million. Sales to Boeing were $64 million and Airbus sales were $22 million. Commercial aftermarket sales of $29 million were off 16% on last year’s strong initial provisioning spares for the 787 program.

Military aircraft sales were down $7 million, to $134 million. OEM sales were down $2 million, to $80 million, with lower revenues on F-18 production and the KC-46 tanker development program offsetting higher F-35 Joint Strike Fighter and V-22 tilt rotor sales. Military aftermarket sales were down 8%, to $54 million.

Space and Defense segment sales were $93 million, down 2% from a year ago. Defense sales were up 2% on strong sales of missile and naval controls that were offset by weak security sales. Space sales were down 6%.

The Company’s Industrial Systems segment had sales of $129 million, down 15%, with the decline primarily tied to negative foreign currency effects. A general weakness across global industrial markets resulted in lower sales for industrial automation applications, down 15%. Sales of energy controls were off 16% and sales of simulation and test products, including motion bases for flight training simulators, were 12% lower.

Sales for the Components segment were 7% higher, at $109 million. Sales of aerospace and defense products were $46 million, up 11%. Industrial product sales were up 9%, energy sales were 6% higher and medical sales were mostly unchanged.

The Medical Devices segment had sales of $32 million, a 16% increase, with improvements in sales for pumps and administration sets.

The Company’s twelve month backlog is $1.3 billion.

The Company updated its projections for 2015 to include sales for the year at $2.54 billion, net earnings of $142 million and earnings per share of $3.55. The moderated guidance includes $.24 of negative special adjustments.

“We had some unusual charges this quarter," said John Scannell, Chairman and CEO. "Excluding these charges, our underlying business performed well in the face of an adverse shift in our aircraft sales, and on-going macroeconomic headwinds. As we navigate through these challenges, we continue to focus on operational improvements, strong cash flow and allocating capital to create value for our shareholders."

Moog Inc. is a worldwide designer, manufacturer, and integrator of precision control components and systems. Moog’s high-performance systems control military and commercial aircraft, satellites and space vehicles, launch vehicles, missiles, automated industrial machinery, wind energy, marine and medical equipment. Additional information about the Company can be found at www.moog.com.

Cautionary Statement

Information included or incorporated by reference in this report that does not consist of historical facts, including statements accompanied by or containing words such as “may,” “will,” “should,” “believes,” “expects,” “expected,” “intends,” “plans,” “projects,” “approximate,” “estimates,” “predicts,” “potential,” “outlook,” “forecast,” “anticipates,” “presume” and “assume,” are forward-looking statements. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and are subject to several factors, risks and uncertainties, the impact or occurrence of which could cause actual results to differ materially from the expected results described in the forward-looking statements. These important factors, risks and uncertainties include:

•	the markets we serve are cyclical and sensitive to domestic and foreign economic conditions and events, which may cause our operating results to fluctuate;

•	we operate in highly competitive markets with competitors who may have greater resources than we possess;

•
we depend heavily on government contracts that may not be fully funded or may be terminated, and the failure to receive funding or the termination of one or more of these contracts could reduce our sales and increase our costs;

•	we make estimates in accounting for long-term contracts, and changes in these estimates may have significant impacts on our earnings;

•	we enter into fixed-price contracts, which could subject us to losses if we have cost overruns;

•	we may not realize the full amounts reflected in our backlog as revenue, which could adversely affect our future revenue and growth prospects;

•	if our subcontractors or suppliers fail to perform their contractual obligations, our prime contract performance and our ability to obtain future business could be materially and adversely impacted;

•
contracting on government programs is subject to significant regulation, including rules related to bidding, billing and accounting kickbacks and false claims, and any non-compliance could subject us to fines and penalties or possible debarment;

•	the loss of The Boeing Company as a customer or a significant reduction in sales to The Boeing Company could adversely impact our operating results;

•	our new product research and development efforts may not be successful which could reduce our sales and earnings;

•	our inability to adequately enforce and protect our intellectual property or defend against assertions of infringement could prevent or restrict our ability to compete;

•	our business operations may be adversely affected by information systems interruptions, intrusions or new software implementations;

•	our indebtedness and restrictive covenants under our credit facilities could limit our operational and financial flexibility;

•
significant changes in discount rates, rates of return on pension assets, mortality tables and other factors could adversely affect our earnings and equity and increase our pension funding requirements;

•	a write-off of all or part of our goodwill or other intangible assets could adversely affect our operating results and net worth;

•	our sales and earnings may be affected if we cannot identify, acquire or integrate strategic acquisitions, or if we engage in divesting activities;

•	our operations in foreign countries expose us to political and currency risks and adverse changes in local legal and regulatory environments;

•	unforeseen exposure to additional income tax liabilities may affect our operating results;

•	government regulations could limit our ability to sell our products outside the United States and otherwise adversely affect our business;

•	new governmental regulations and customer demands related to conflict minerals may adversely impact our operating results;

•
the failure or misuse of our products may damage our reputation, necessitate a product recall or result in claims against us that exceed our insurance coverage, thereby requiring us to pay significant damages;

•	future terror attacks, war, natural disasters or other catastrophic events beyond our control could negatively impact our business;

•	our operations are subject to environmental laws, and complying with those laws may cause us to incur significant costs; and

•	we are involved in various legal proceedings, the outcome of which may be unfavorable to us.

These factors are not exhaustive. New factors, risks and uncertainties may emerge from time to time that may affect the forward-looking statements made herein. Given these factors, risks and uncertainties, investors should not place undue reliance on forward-looking statements as predictive of future results. We disclaim any obligation to update the forward-looking statements made in this report.

Moog Inc.
CONSOLIDATED STATEMENTS OF EARNINGS
(dollars in thousands, except per share data)

	Three Months Ended		Six Months Ended
	April 4, 2015	March 29, 2014	April 4, 2015	March 29, 2014
NET SALES	$637,246	$649,878	$1,267,769	$1,293,263
COST OF SALES	463,696	453,060	910,301	897,136
GROSS PROFIT	173,550	196,818	357,468	396,127
Research and development	31,404	37,225	62,725	72,980
Selling, general and administrative	92,158	104,832	189,985	204,733
Interest	7,669	2,444	13,037	7,573
Other	921	(1,294)	885	10,373
EARNINGS BEFORE INCOME TAXES	41,398	53,611	90,836	100,468
INCOME TAXES	9,305	15,886	23,478	30,646
NET EARNINGS	$32,093	$37,725	$67,358	$69,822

NET EARNINGS PER SHARE
Basic	$0.81	$0.83	$1.68	$1.54
Diluted	$0.80	$0.82	$1.66	$1.52

AVERAGE COMMON SHARES OUTSTANDING
Basic	39,601,795	45,377,465	40,116,731	45,381,058
Diluted	39,984,668	45,945,398	40,550,814	45,977,716

Moog Inc.
CONSOLIDATED SALES AND OPERATING PROFIT
(dollars in thousands)

	Three Months Ended		Six Months Ended
	April 4, 2015	March 29, 2014	April 4, 2015	March 29, 2014
Net sales:
Aircraft Controls	$274,396	$274,810	$540,764	$540,226
Space and Defense Controls	93,256	95,305	193,211	194,755
Industrial Systems	129,145	151,198	262,511	295,277
Components	108,701	101,160	208,606	203,845
Medical Devices	31,748	27,405	62,677	59,160
Net sales	$637,246	$649,878	$1,267,769	$1,293,263
Operating profit and margins:
Aircraft Controls	$22,336	$25,867	$46,794	$57,638
	8.1%	9.4%	8.7%	10.7%
Space and Defense Controls	4,909	9,006	13,635	16,859
	5.3%	9.4%	7.1%	8.7%
Industrial Systems	12,685	14,899	25,904	27,185
	9.8%	9.9%	9.9%	9.2%
Components	13,956	13,546	28,656	29,735
	12.8%	13.4%	13.7%	14.6%
Medical Devices	2,660	1,377	7,258	5,005
	8.4%	5.0%	11.6%	8.5%
Total operating profit	56,546	64,695	122,247	136,422
	8.9%	10.0%	9.6%	10.5%
Deductions from operating profit:
Interest expense	7,669	2,444	13,037	7,573
Equity-based compensation expense	568	1,218	3,966	4,992
Corporate expenses and other	6,911	7,422	14,408	23,389
Earnings before income taxes	$41,398	$53,611	$90,836	$100,468

Moog Inc.
CONSOLIDATED BALANCE SHEETS
(dollars in thousands)

	April 4, 2015	September 27, 2014
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$261,658	$231,292
Receivables	737,936	780,874
Inventories	506,299	517,056
Other current assets	129,706	134,842
TOTAL CURRENT ASSETS	1,635,599	1,664,064
PROPERTY, PLANT AND EQUIPMENT, net	535,692	555,348
GOODWILL	735,517	757,852
INTANGIBLE ASSETS, net	157,197	178,070
OTHER ASSETS	55,565	53,118
TOTAL ASSETS	$3,119,570	$3,208,452
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Short-term borrowings	$420	$103,660
Current installments of long-term debt	33	5,262
Accounts payable	177,111	162,667
Customer advances	139,853	145,500
Contract loss reserves	33,166	35,984
Other accrued liabilities	230,867	269,731
TOTAL CURRENT LIABILITIES	581,450	722,804
LONG-TERM DEBT, excluding current installments	1,030,082	765,114
LONG-TERM PENSION AND RETIREMENT OBLIGATIONS	259,301	288,216
DEFERRED INCOME TAXES	92,100	83,931
OTHER LONG-TERM LIABILITIES	1,659	972
TOTAL LIABILITIES	1,964,592	1,861,037
COMMITMENTS AND CONTINGENCIES	—	—
SHAREHOLDERS' EQUITY
Common stock	51,280	51,280
Other shareholders' equity	1,103,698	1,296,135
TOTAL SHAREHOLDERS' EQUITY	1,154,978	1,347,415
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$3,119,570	$3,208,452

Moog Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in thousands)

	Six Months Ended
	April 4, 2015	March 29, 2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net earnings	$67,358	$69,822
Adjustments to reconcile net earnings to net cash provided (used) by operating activities:
Depreciation	40,460	39,187
Amortization	12,946	15,783
Equity-based compensation expense	3,966	4,992
Other	12,419	14,688
Changes in assets and liabilities providing (using) cash:
Receivables	20,461	21,163
Inventories	(7,847)	(4,668)
Accounts payable	18,934	(12,762)
Customer advances	(3,358)	(9,186)
Accrued expenses	(20,747)	(18,163)
Accrued income taxes	(7,729)	6,489
Pension assets and liabilities	(7,014)	(8,186)
Other assets and liabilities	1,699	(3,038)
NET CASH PROVIDED BY OPERATING ACTIVITIES	131,548	116,121

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, plant and equipment	(37,921)	(35,419)
Other investing transactions	3,551	(8,491)
NET CASH USED BY INVESTING ACTIVITIES	(34,370)	(43,910)

CASH FLOWS FROM FINANCING ACTIVITIES
Net short term (repayments) borrowings	(3,237)	4,772
Net (repayments) proceeds from revolving lines of credit	(135,000)	187,135
Net repayments on long-term debt	(5,241)	(3,251)
Proceeds from senior notes, net of issuance costs	294,430	—
Payments on senior subordinated notes	—	(191,575)
Payment of premium on redemption of senior subordinated notes	—	(6,945)
Proceeds from sale of treasury stock	10,542	1,197
Purchase of outstanding shares for treasury	(204,958)	(22,243)
Proceeds from sale of stock held by SECT	—	1,144
Purchase of stock held by SECT	(8,440)	(4,634)
Excess tax benefits from equity-based payment arrangements	5,888	1,347
Other financing transactions	—	(1,350)
NET CASH USED BY FINANCING ACTIVITIES	(46,016)	(34,403)

Effect of exchange rate changes on cash	(20,796)	746
INCREASE IN CASH AND CASH EQUIVALENTS	30,366	38,554
Cash and cash equivalents at beginning of period	231,292	157,090
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$261,658	$195,644